Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-259142 on Form S-1 of our report dated March 1, 2022 relating to the consolidated financial statements of CCC Intelligent Solutions Holdings Inc., appearing in the Prospectus Supplement, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, IL

March 1, 2022